SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  June 30, 2006

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. Stewart Avenue

Wausau, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On June 30, 2006, PSB Holdings, Inc. (“PSB”) entered into an employment agreement with Peter W. Knitt, who assumed the offices of President and CEO on July 1.  Mr. Knitt’s appointment was previously announced by PSB on June 13, 2006.

Mr. Knitt’s agreement provides for an initial three year employment term with an initial base salary of $190,000.  Mr. Knitt will participate in Peoples’ incentive compensation plans on a basis no less favorable than other executive officers.  He will also be entitled to customary perquisites, including the use of an automobile and country club membership.  The agreement also provides for the payment of three year’s compensation in the event Mr. Knitt’s termination following a change in control of PSB.  The term of Mr. Knitt’s agreement will extend for successive additional periods of one year each upon expiration of the initial three-year term unless either party notifies the other that no, or no further, extensions shall be made.

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

Mr. Knitt became a director of PSB and of its principal subsidiary, Peoples State Bank (“Peoples”) on July 1.  Information required by this Item 5.02 was previously filed by PSB in Form 8-K dated June 13, 2006 which is incorporated herein by reference.

Mr. Knitt will serve on the Merger and Acquisition, and Stock Liquidity and Investor Relations Committees of the Board of Directors.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Employment Agreement between Peoples State Bank and Peter W. Knitt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  July 6, 2006

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated June 30, 2006

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 99.1

Employment Agreement between Peoples State Bank and Peter W. Knitt